Amendment to

JNL Variable Fund LLC Rule 12b-1 Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”), to its Rule 12b-1 Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and amended on May 30, 2013, September 16, 2013, June 4, 2014, September 15, 2014 and April 27, 2015 by the Company on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, the following fund merger and fund name changes have been approved by the Board of Managers of the Company:

Fund Merger:

JNL/Mellon Capital 25 Fund of the Company into the JNL/S&P 4 Fund of JNL Series Trust;

Fund Name Changes:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Whereas, pursuant to the approval of the fund merger and fund name changes, as outlined above, the Company has agreed to amend Schedule A of the Agreement to:

-	remove the JNL/Mellon Capital 25 Fund and its respective fees; and
-	change the two fund names, as outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the Company hereby agrees to amend the Plan as follows:

Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed as of this 17th day of August 2015, effective September 28, 2015.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated September 28, 2015

Fund	Class	Maximum 12b-1 FEE[1]
JNL/Mellon Capital Dow Index Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1